Exhibit 99.1

Enovix Executives Provide Update to EV Program at the

21st Advanced Automotive Battery Conference in San Diego

FREMONT, Calif., Dec. 7, 2021 – Enovix Corporation (“Enovix”) (Nasdaq: ENVX, ENVXW), the leader in the design and manufacture of next-generation 3D Silicon™ Lithium-ion batteries, announced today its executives will be speaking at the 21st Advanced Automotive Battery Conference (“AABC”) at the San Diego Convention Center on December 7, 2021, and will provide an update to the Company’s Electric Vehicle (“EV”) program.

Ashok Lahiri, Enovix Chief Technology Officer and Co-Founder, will speak at 9:20 am PT as part of a panel on “Silicon Anodes in the Recent Advancements in Battery Chemistries” program. Cam Dales, Enovix General Manager and Chief Commercial Officer, will speak at 4:20 pm PT as part of the Late Stage Innovator Showcase in the Innovation & Investment Forum. His presentation is titled “Enovix 3D Silicon Lithium-Ion Battery: From Mobile Electronics to Electric Vehicles.”

Their presentations will include updates on the Company’s EV program including:

1) promising early battery performance from its U.S. Department of Energy (“DOE”) grant program,

2) improved energy density over currently available EV solutions,

3) fast charge capability compared to equivalent pouch cells, and

4) results of a third-party study Enovix commissioned to evaluate the unique advantages of its 3D silicon cell architecture for EV packs.

For more information, Enovix published a blog on Medium, which can be found here.

The Enovix 3D silicon lithium-ion battery incorporates a 100% active silicon anode using its proprietary 3D cell architecture. The Enovix battery cell is designed to deliver up to double the energy density of batteries in several categories of currently available consumer electronic products.

About Enovix

Enovix is the leader in advanced silicon-anode lithium-ion battery development and production. The company’s proprietary 3D cell architecture increases energy density and maintains high cycle life. Enovix is building an advanced silicon-anode lithium-ion battery production facility in the U.S. for volume production. The company’s initial goal is to provide designers of category-leading mobile devices with a high-energy battery so they can create more innovative and effective portable products. Enovix is also developing its 3D cell technology and production process for the electric vehicle and energy storage markets to help enable widespread utilization of renewable energy. For more information, go to www.enovix.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe”, “will”, “may”, “estimate”, “continue”, “anticipate”, “intend”, “should”, “plan”, “expect”, “predict”, “could”, “potentially”, “target”, “project”, “believe”, “continue” or the negative of these terms or similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding the results of our DOE Grant Program and the design and performance of our lithium-ion battery solutions. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in the Form 10-Q that we filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2021, and other documents we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

For investor and media inquiries, please contact:

Enovix Corporation

Charles Anderson

Phone: +1 (612) 229-9729

Email: canderson@enovix.com

Or

The Blueshirt Group

Gary Dvorchak, CFA

Phone: (323) 240-5796

Email: gary@blueshirtgroup.com

For media inquiries, please contact:

Enovix Corporation

Kristin Atkins

Phone: +1 (650) 815-6934

Email: katkins@enovix.com

# # #